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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2001




                        EXTENDICARE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


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                 DELAWARE                               333-43549                           98-0066268
        -----------------------------                 --------------                      -------------
        (State or other jurisdiction                   (Commission                        (IRS Employer
              of incorporation)                        File Number)                    Identification No.)

           111 West Michigan Street
             Milwaukee, Wisconsin                                                             53203
  ----------------------------------------                                                 ----------
  (Address of principal executive offices)                                                 (Zip Code)

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Registrant's telephone number, including area code:  (414)  271-9696
                                                     ---------------



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         Item 2.  Acquisition or Disposition of Assets.


         On October 9, 2001 certain affiliates of Extendicare Health Services, Inc. (the "Company") announced the Company's withdrawal from the Texas nursing home market through a transaction with Senior Health Properties - Texas, Inc. ("Senior Health"). The transaction involves the transfer of operations of 17 of the Company's owned or operated skilled nursing centers with 1,421 beds.

         The Company received notice of final regulatory approval of the transfer of operations on December 20, 2001, and the transfer was effective on October 1, 2001. Under Texas law, governmental approvals are retroactively effective following successful completion of a survey under new management.

         Senior Health will operate the 13 subleased facilities for the remaining lease terms, one of which expired on October 31, 2001, and the remainder of which will expire in February 2012. The four facilities owned by the Company will be leased for a five year term. The agreement provides for a base annual rental of approximately $4.0 million, or $1.8 million in excess of the Company's current annual lease costs, which will escalate in alignment to the Company's existing lease for leased facilities and in alignment with Medicaid rate increases for the owned facilities. In addition, the Company is entitled to a percentage of the net profit earned by Senior Health after rent, management fees and other specified expenditures. The management of the Company's former regional office, operating as a separate unrelated legal entity from the Company, will provide management services to Senior Health and for the Company's assisted living centers in Texas and facilities in Arkansas. The Company will provide accounting and information technology support to Senior Health. Senior Health will have the right of first refusal to purchase the four owned facilities. The book value of the facilities under lease to Senior Health as of September 30, 2001 was $10.1 million after a $1.7 million write-down of the assets in September 2001.

         Item 7.  Financial Statements and Exhibits.


         (b)      Proforma Financial Information

                  Attached hereto as Exhibit 99.1 are proforma financial statements of the Company for the nine months ended September 30, 2001 and year ended December 31, 2000, and such Exhibit is incorporated herein by reference.

         (c)      Exhibits

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                      Exhibit No.                                       Description
                      -----------                                       -----------
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                          2.1                  Form of Operations Transfer Agreement, dated as of October 1, 2001, by and among Extendicare Homes, Inc., Extendicare Health Facilities,
                                               Inc., Senior Health Properties - Texas, Inc. and certain affiliates of Senior Health Properties - Texas, Inc. (Certain exhibits of the
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

                                               Operations Transfer Agreement and certain exhibits of the exhibits have been omitted based on Item 601(b)(2) of Regulation S-K.  Such exhibits are described in the Operations Transfer Agreement and the exhibits thereto.  The Company agrees to furnish to the Commission, upon its request, any or all of such omitted exhibits.)

                         99.1                  Proforma Financial Statements of the Company for the Nine Months
                                               Ended September 30, 2001 and Year Ended December 31, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   January 3, 2002          EXTENDICARE HEALTH SERVICES, INC.



                                  By:  /s/ Mark W. Durishan
                                       -----------------------------------------
                                       Mark W. Durishan
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Director (Principal
                                       Financial and Accounting Officer)

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                                 EXHIBIT INDEX
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                      Exhibit No.                                       Description
                      -----------                                       -----------

                          2.1                  Form of Operations Transfer Agreement, dated as of October 1, 2001, by and among Extendicare Homes, Inc., Extendicare Health Facilities,
                                               Inc., Senior Health Properties - Texas, Inc. and certain affiliates of Senior Health Properties - Texas, Inc. (Certain exhibits of the
                                               Operations Transfer Agreement and certain exhibits of the exhibits have been omitted based on Item 601(b)(2) of Regulation S-K.  Such exhibits are described in the Operations Transfer Agreement and the exhibits thereto.  The Company agrees to furnish to the Commission, upon its request, any or all of such omitted exhibits.)

                         99.1                  Proforma Financial Statements of the Company for the Nine Months
                                               Ended September 30, 2001 and Year Ended December 31, 2000.

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